EXHIBIT (E)(VI) UNDER FORM N-1A
                                               EXHIBIT 1 UNDER ITEM 601/REG. S-K

                                    EXHIBIT O

                                     To the

                             Distributor's Contract

                              MARSHALL FUNDS, INC.

                           MARSHALL MONEY MARKET FUND

                                 CLASS I SHARES

     In consideration of the mutual covenants set forth in the Distributor's Contract dated October 1, 1992 between Marshall Funds, Inc. and Federated Securities Corp., Marshall Funds, Inc. executes and delivers this Exhibit on behalf of the Portfolios, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this __ day of January, 2000.

                                          MARSHALL FUNDS, INC.


                                       By:

                                      Name:

                                     Title:

                                          FEDERATED SECURITIES CORP.


                                       By:

                                      Name:

                                     Title: